UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2013

Icahn Enterprises L.P.

  (Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY	10153
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 9, 2013, Icahn Enterprises L.P. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC (the “Underwriter”), providing for the issuance and purchase of an aggregate of 2.0 million depositary units representing limited partner interests in the Company (the “Depositary Units”) at a price of $135.00 per Depositary Unit (the “Offering”) to the Underwriter. Pursuant to the Underwriting Agreement, the Company also granted the Underwriter a 30-day option to purchase up to 300,000 additional Depositary Units at the same price.

The proceeds to the Company from the Offering are expected to be approximately $270 million, before deducting estimated offering expenses payable by us, or proceeds of approximately $311 million if the Underwriter exercises in full its option to purchase additional Depositary Units pursuant to the terms of the Underwriting Agreement. The Offering is expected to close on or about December 13, 2013, subject to conditions set forth in the Underwriting Agreement. All of the Depositary Units in the Offering are to be sold by the Company.

The issuance and purchase of the Depositary Units is registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (File No. 333-188360) filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2013 and declared effective by the SEC on October 9, 2013.

The Company intends to use the net proceeds from the Offering for investment in one of more of its nine current majority owned operating subsidiaries.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. The Underwriting Agreement contains customary indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The Underwriting Agreement has been filed with this report to provide investors and depositary unitholders with information regarding its terms. The Underwriting Agreement is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific date, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the such agreement.

The legal opinion of Proskauer Rose LLP relating to the Depositary Units being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion of Proskauer Rose LLP relating to tax matters in the Offering is filed as Exhibit 8.1 to this Current Report on Form 8-K.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated as of December 9, 2013, between Icahn Enterprises L.P. and Morgan Stanley & Co. LLC

5.1	Opinion of Proskauer Rose LLP

8.1	Opinion of Proskauer Rose LLP relating to tax matters

23.1	Consent of Proskauer Rose LLP (included in Exhibit 5.1 hereto)

23.2	Consent of Proskauer Rose LLP (included in Exhibit 8.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (REGISTRANT)

	By:	Icahn Enterprises G.P. Inc.
its general partner

Date: December 11, 2013	By:	/s/ Peter Reck
Peter Reck
Chief Accounting Officer